EXHIBIT 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Citizens Community Bancorp, Inc. (the “Company”) certifies that the Transition Report of the Company on Form 10-K for the three months ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 8, 2019	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi
President and Chief Executive Officer, Chairman of the Board (Principal Executive Officer)

Date: March 8, 2019	By:	/s/ James S. Broucek
James S. Broucek
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
The above certifications are made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.